THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF ARE RESTRICTED AS DESCRIBED HEREIN.


                                 PREDICT IT INC.

          Warrant for the purchase of ________ shares of Common Stock,
                            $.01 par value per share


No. BL-1

         THIS CERTIFIES that, for $1,000 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________ (the "Holder"), is entitled to subscribe for and purchase from Predict It Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, during the period commencing on the date hereof (December 8, 1999) and expiring at 5:00 p.m. on December 8, 2004 (the "Exercise Period"), up to 156,250 shares of the Company's Common Stock, $.01 par value per share ("the Common Stock"), at a price (the "Exercise Price") per share equal to $1.60. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof.

         The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

         1. Subject to the provisions of Section 2, vested portions of this Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by transmission by telecopy of the Election to Exercise, followed within three (3) business days by the surrender of this Warrant (with the Election to Exercise attached hereto duly executed) to the Company at its office at 694 Eighth Avenue, New York, New York 10036, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price"). Alternatively, this Warrant may be exercised in the manner set forth in the preceding sentence by surrendering this Warrant in exchange for the number of Warrant Shares equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of one share of Common Stock minus the Exercise Price of one Warrant Share and the denominator of which is the Market Price per share of Common Stock. Solely for the purposes of this Section 1 Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to this Section 1 ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the NASD through The Nasdaq Stock Market, Inc. ("Nasdaq") or by the OTC Electronic Bulletin Board or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not publicly quoted, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within five
(5) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         3. The Warrant shall vest and be exercisable in full upon issuance.

         4. This Warrant may be assigned to an affiliate of the Holder without the prior written consent of the Company, so long as such assignment is made in accordance with applicable securities laws.

         5. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

         6. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

         7. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock, in each case, in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In the event that the Company shall sell or issue at any time after the date of issuance of this Warrant and prior to its termination, shares of Common Stock at a price per share less than the Exercise Price or Securities convertible into shares of Common Stock with an Exercise Price or conversion price less than the Exercise Price (a "Dilutive Issuance"), then the Exercise Price shall be adjusted to a new Exercise Price which is the price per share or conversion price per share in such Dilutive Issuance.

In no event shall any such adjustment be made pursuant to this Section 7(b) if it would increase the Exercise Price in effect immediately prior to such adjustment. Upon each adjustment of the Exercise Price pursuant to this Section 7(b), the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment. In addition, in no event shall the following issuances of shares of Common Stock trigger the dilution provisions of this Section 7(b): (i) the issuance or sale of options to purchase securities, and the issuance of the securities underlying such options, to employees, consultants and directors of the Company, pursuant to a stock option plan approved by the board of directors of the Company; (ii) the issuance of securities or options, and the issuance of the securities underlying such options, pursuant to employment agreements approved by the Board of Directors;
(iii) securities issued pursuant to a public offering of the Company's securities by means of a registration statement which is declared effective by the Securities and Exchange Commission; (iv) securities issued in connection with a material acquisition which has been approved by the Board of Directors of the Company; (v) securities issued in connection with any stock split, stock dividend, or recapitalization of the Company;(vi) Common Stock issued upon conversion of any shares of preferred stock of the Company; or (vii) the issuance of securities which have, pursuant to the provisions of this Section 7(b), already triggered or been exempted from triggering a reduction in the Conversion Price.

                  (c) Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of Warrant Shares issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (d) For the purpose of this Warrant, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  (e) In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of this Warrant shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 7. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                  (f) No adjustment in the number of Warrant Shares shall be required if such adjustment is less than one; provided, however, that any adjustments which by reason of this Section 7(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest one-thousandth of a share.

                  (g) In any case in which this Section 7 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after the record date, the Warrant Shares, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment.

                  (h) Whenever there shall be an adjustment as provided in this
Section 7, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable upon the exercise of this Warrant if such Warrant were exercisable on the date of such notice, and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

         8. In case at any time the Company shall propose:

                  (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                  (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation or merger; or

                  (d) to effect any liquidation, dissolution, or winding-up of the Company,

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

         9. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         10. Unless registered, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. SUCH SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A WARRANT, DATED DECEMBER 8, 1999, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

         11. (a) If the Company at any time after the date hereof proposes to register any of its Common Stock under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or other forms promulgated for similar purposes, or a registration for an employee plan or Rule 145 transaction), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register the Warrant Shares for sale to the public under the Securities Act of 1933, as amended (the "Securities Act"), it will each such time give written notice at least thirty
(30) days prior to filing any registration statement under the Securities Act to all Holders of the Warrant Shares of its intention to do so and of such Holders' rights under this Section 11. Upon the written request of any such Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the number of Warrant Shares intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Warrant Shares which the Company has been so requested to register by the Holders thereof; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Warrant Shares and, thereupon, shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Warrant Shares requesting to be included in the Company's registration must sell their Warrant Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 11 involves an underwritten public offering, any Holder of Warrant Shares requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

             (b) If a registration pursuant to this Section 11 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its good faith opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering, so as to be likely to have a material adverse effect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such securities), then the Company will include in such registration first, all securities proposed by the Company to be sold for the Company's own account, second the amount of Warrant Shares requested to be included in such registration by the Holders which, in the good faith opinion of such managing underwriter, can be sold without causing a material adverse effect on the offering, with such amount of Warrant Shares to be allocated pro rata among all requesting Holders and all other holders of the Company's securities who have similar "piggyback"registration rights for warrant shares on the basis of the relative aggregate number of Warrant Shares (or similar warrant shares) then owned by such Holders (and other holders), and third, any amount of other securities ("Other Securities") of the Company held by all other security holders which the Company has agreed to register which, in the good faith opinion of such managing underwriter, can be sold without causing a material adverse effect on the offering, with such amount of Other Securities to be allocated pro rata among such other holders on the basis of the relative number of shares of Other Securities owned by such other holders.

             (c) The Company will pay all registration expenses in connection with each registration of Warrant Shares requested pursuant to this
Section 11, less any fees and commissions of any underwriters. The Company shall not pay any legal fees for any Holders in connection with such registrations.

         12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

         13. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         14. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated: December 8, 1999

                                 PREDICT IT INC.


                                 By:
                                    -----------------------------------
                                 Name:    Andrew Merkatz
                                 Title:   President

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

         FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, $.01 par value per share, of Predict It Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:


                                    Signature
                                             ------------------------------


Signature Guaranteed:



                                     NOTICE


         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:    Predict It Inc.
       694 Eighth Avenue
       New York, New York 10036

                              ELECTION TO EXERCISE


                  The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith [in the amount of $_________] [in the amount of __________ Warrant Shares] in accordance with the terms thereof, certifies that he owns this Warrant free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:



                ------------------------------------------------


                ------------------------------------------------


                ------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

       and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


       Dated:                            Name:
             ------------------------         ----------------------------------
                                                        (Print)

       Address:
               -----------------------------------------------------------------




                                          --------------------------------
                                                   (Signature)